UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 12, 2013

JTH HOLDING, INC.

(Exact name of registrant as specified in charter)

Delaware	000-54660	27-3561876
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia  23454

(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

On March 12, 2013, JTH Holding, Inc. (the “Company”) issued a press release regarding its earnings for the third quarter of the fiscal year ending April 30, 2013.  A copy of the release is being furnished as Exhibit 99.1 hereto and incorporated herein by reference.  In addition, on March 12, 2013 at 4:30 p.m. Eastern time, the Company will hold a teleconference for analysts, institutional investors and stockholders to discuss results for the third quarter of the fiscal year ending April 30, 2013.

The information under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.             Other Events

On March 8, 2013, the Company entered into a Waiver to Revolving Credit and Term Loan Agreement with SunTrust Bank, as Administrative Agent, providing for waiver of compliance with the debt covenant applicable to the Company at January 31, 2013 (“Waiver”).  The Waiver includes a one-time waiver of the Company’s failure to comply with the requirement that it maintain a specified leverage ratio at the end of the Company’s third fiscal quarter ending on January 31 each fiscal year. The Internal Revenue Service did not begin accepting electronic tax filings until January 30, 2013, approximately two weeks later than in previous tax seasons, and as further described in the press release attached as Exhibit 99.1 and in the Company’s Form 10-Q for the period ending January 31, 2013, the resulting delay in the receipt of revenue attributable to tax filings resulted in the Company’s failure to satisfy the leverage ratio requirement at January 31, 2013.

Item 9.01.             Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Waiver to Revolving Credit and Term Loan Agreement with SunTrust Bank as Administrative Agent
99.1	Press Release dated March 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JTH HOLDING, INC.

Date: March 12, 2013	By:	/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1          Waiver to Revolving Credit and Term Loan Agreement with SunTrust Bank as Administrative Agent

Exhibit 99.1          Press Release dated March 12, 2013.